ibit 99.1

InSite Vision Reports Third Quarter 2006 Financial Results

For Immediate Release - ISV-23

ALAMEDA, Calif. (November 14, 2006) --(BUSINESS WIRE)--InSite Vision Incorporated (AMEX:ISV) -- an ophthalmic therapeutics, diagnostics and drug delivery company, today reported financial results for the three months ended September 30, 2006.

Net loss for the third quarter of 2006 was $3.3 million, or $0.04 per share, including non-cash stock compensation expenses of $203,000 mainly related to the adoption of FAS 123R, compared with a net loss of $3.5 million, or $0.04 per share, for the third quarter of 2005 which did not include FAS 123R expenses.

Research and development (R&D) expenses decreased to $1.7 million for the third quarter of 2006 compared to $2.5 million in the same period of 2005.

Selling, general and administrative (SG&A) expenses increased to $1.4 million in the third quarter of 2006 from $1.0 million in the third quarter of 2005.

InSite Vision had cash and cash equivalents of $3.7 million at September 30, 2006, compared with cash and cash equivalents of $4.0 million at December 31, 2005. The company believes its current financial position provides sufficient liquidity to fund operations through the end of December 2006, excluding the repayment of secured short-term notes payable of $6.3 million, of which $4.3 million is due December 30, 2006 and $2.0 million is due January 11, 2007.

S. Kumar Chandrasekaran, Ph.D., InSite Vision's chief executive officer stated, “Throughout the year InSite Vision has continued to pursue and achieve key milestones that we believe will position the company for sustainable long-term shareholder value creation. In particular, our AzaSite franchise continues to be positioned well. We have ongoing discussions with the FDA regarding our lead product AzaSite and most recently, we reached an important milestone with our AzaSite Plus product by initiating its Phase 1 clinical trial.” Dr. Chandrasekaran concluded, “I am pleased with our efforts through the first three quarters of the year and look forward to a promising fourth quarter 2006 and full year 2007.”

Recent Company Developments

On August 28, 2006, InSite Vision announced the U.S. Food and Drug Administration has accepted for filing and comprehensive review, InSite Vision's NDA for AzaSite (azithromycin 1% ophthalmic solution), indicated for the treatment of bacterial conjunctivitis. AzaSite is formulated with "DuraSite," InSite Vision's patented drug delivery vehicle, which enhances the retention time of the antibiotic on the surface of the target tissue.

On October 3, 2006, InSite Vision held its 2006 Annual Stockholder Meeting where the Company's stockholders voted and approved all three proposals that were described in the proxy. The resolutions included the reelection of all five directors to the Board of Directors of the Company through the 2007 Annual Meeting, the approval of an amendment to the Company’s Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 120,000,000 to 240,000,000 shares, and the ratification of the appointment of Burr, Pilger & Mayer LLP as independent public accountants of the Company for the fiscal year ending December 31, 2006.

On November 7, 2006, InSite Vision announced initiation of its Phase 1 (safety) clinical study for ISV-502, the combination antibiotic/corticosteroid AzaSite Plus product. AzaSite Plus, the next product in the AzaSite franchise, combines azithromycin and dexamethasone in DuraSite - InSite Vision’s drug delivery system for topical ophthalmic indications.

Conference Call

Kumar Chandrasekaran, PhD, Chief Executive Officer, and Sandra Heine, Vice President, Finance and Administration, will host a financial community conference call beginning at 9:00 a.m. EST on Tuesday, November 14, 2006 to discuss these results.

Individuals interested in listening to the conference call may do so by dialing (877) 407-0778 for domestic callers and (201) 689-8565 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. All callers will have to enter the account number 286 and conference ID 219889.

The live conference call will also be webcast and available on the Internet at www.InvestorCalendar.com as well as the company's website at www.insitevision.com. A recording of the call will be available for 90 days following the completion of the conference. InSite Vision will file this press release with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K and post this press release on its web site prior to the conference call.

About InSite Vision Incorporated

InSite Vision is an ophthalmic company focused on developing therapies that treat ocular infections, glaucoma and retinal diseases. InSite Vision’s lead product is AzaSite, which targets infections of the eye. AzaSite contains the drug azithromycin, a broad-spectrum antibiotic formulated with DuraSite, InSite Vision's patented drug-delivery vehicle, which offers the benefit of a low-dosing regimen, attractive to both the eye-care patient and physician. Pending the approval of its NDA with the FDA, InSite Vision currently expects AzaSite to be commercially launched in the United States, while seeking to expand this "technology platform" to include additional product candidates and indications for the worldwide market.

In the glaucoma area, InSite Vision continues to focus genomic research on the TIGR gene, among other genes in its genomic portfolio. A portion of this research has been incorporated into the InSite Vision’s commercially available OcuGene(R) glaucoma genetic test for disease management, which is a prognostic tool designed to detect a genetic marker (mt-1) in the promoter region of the glaucoma-related TIGR gene.

Additional information can be found at our website, www.insitevision.com.

This news release and the webcast provided for hereunder contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of InSite Vision, such as the Company's ability to obtain FDA approval of its NDA, discussion of he Company’s efforts to engage a corporate partner for its AzaSite product, the anticipated date of commercialization of AzaSite and other product candidates, and the Company’s product development plans. Such statements entail a number of risks and uncertainties, including but not limited to: InSite Vision’s ability to obtain substantial additional funding to continue its operations; the results of InSite Vision's clinical trials; the ability to obtain FDA approval of its AzaSite NDA from the FDA for the commercialization of AzaSite and its other product candidates; the ability of InSite Vision to enter into a corporate collaboration for its AzaSite and other product candidates; the ability to launch AzaSite and the timing of such a launch; InSite Vision's ability to expand its technology platform to include additional indications and patent options; the effects of its expense control activities on its operations and product development; its ability to obtain regulatory approval and market acceptance of its products and product candidates, including its OcuGene glaucoma genetic test, AzaSite, ISV-205 and ISV-014; InSite Vision's ability to maintain and develop additional collaborations and commercial agreements with corporate partners, including those with respect to AzaSite and ISV-205; its reliance on third parties for the development, marketing and sale of its products; the initiation and results of preclinical and clinical studies; its ability to adequately protect its intellectual property and to be free to operate with regard to the intellectual property of others; determinations by the FDA, including those with respect to OcuGene, AzaSite and ISV-205 . Reference is made to the discussion of risk factors detailed in InSite Vision's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q, under the caption “Risk Factors” and elsewhere in such reports. Any forward-looking statements or projections are based on the limited information currently available to InSite Vision, which is subject to change. Although any such forward looking statements or projections and the factors influencing them will likely change, InSite Vision undertakes no obligation to update the information. Such information speaks only as of the date of its release. Actual events or results could differ materially and one should not assume that the information provided in this release is still valid at any later date.

Note to Editors: OcuGene(R) is written with a "small cap" G; if doing so is not possible, please use an upper case G. InSite Vision Incorporated, InSite Vision, DuraSite(R) and OcuGene(R) are trademarks of InSite Vision Incorporated. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

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Investor Contact:
Ashton Partners
Barry Hutton
888-857-7839
www.ashtonpartners.com

InSite Vision Incorporated

Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2006 and 2005
(in thousands, except per share amounts; unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues, net	$1	$1	$2	$3
Cost of Goods	20	3	26	11
Operating expenses:
Research and development	1,700	2,499	7,651	7,723
Selling, general and administrative	1,372	987	4,797	3,408
Total	3,072	3,486	12,448	11,131
Loss from operations	(3,091)	(3,488)	(12,472)	(11,139)
Interest (expense) and other
income, net	(246)	-	(1,315)	(4)

Net loss applicable to common stockholders	$(3,337)	$(3,488)	$(13,787)	$(11,143)

Net loss per share applicable to common
stockholders, basic and diluted	$(0.04)	$(0.04)	$(0.16)	$(0.16)
Shares used to calculate net loss per
share, basic and diluted	90,301	78,903	86,964	70,698

Condensed Consolidated Balance Sheets
At September 30, 2006 and December 31, 2005
(in thousands; unaudited)

	September 30,	December 31,
	2006	2005
Assets:
Cash and cash equivalents	$3,743	$4,027
Prepaid expenses and other assets	115	173
Deferred debt issuance cost	-	614
Property and equipment, net	$513	265
Total assets	4,371	$5,079

Liabilities and stockholders' deficit:
Accounts payable and accrued expenses	$1,827	$3,549
Short-term notes payable	6,566	4,075
Capital lease obligation	64	-
Stockholders' deficit	(4,086)	(2,545)
Total liabilities and stockholders' deficit	$4,371	$5,079